Exhibit 32.1

I, Patrick K. Gill, Chief Executive Officer of OAK Financial Corporation certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)     the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of OAK Financial Corporation.

Dated: November 9, 2006

By: /s/ Patrick K. Gill —————————————— Patrick K. Gill Chief Executive Officer